Exhibit 10.6

EXECUTION VERSION

KC PARENT, LLC

2015 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the KC Parent, LLC 2015 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, managers, directors, consultants and other key persons of, or other providers of services to, KC Parent, LLC, a Delaware limited liability company (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the KC Parent, LLC Amended and Restated Limited Liability Company Agreement dated as of August 13, 2015 (as may be amended, restated or otherwise modified from time to time, the “LLC Agreement”). The terms of the LLC Agreement are hereby incorporated by reference as if set forth herein in their entirety.

“Administrator” shall mean the Board or a committee of the Board.

“Award” means a grant by the Company of Incentive Units under and subject to the terms and conditions of this Plan.

“Award Agreement” means a written agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Fair Market Value” shall have the meaning set forth in the LLC Agreement.

“Incentive Units” means, collectively, Class B-1, Class B-2 and Class B-3 Units, each as defined in the LLC Agreement.

“Participant” means any employee, manager, officer or director of, or other provider of services to, the Company or any of its Subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization, association, corporation, institution or other entity.

“Sale of the Company” shall have the meaning set forth in the LLC Agreement.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director, consultant or other key person (including consultants) of the Company or any Subsidiary.

“Subsidiary” or “Subsidiaries” means as of any time any Person of which the Company at such time owns directly or indirectly through another Person at least a majority of the outstanding Capital Securities whether or not entitled to vote generally.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and the LLC Agreement, including the power and authority:

(i) to, upon consultation with the CEO, select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the number of Incentive Units to be covered by any Award;

(iii) to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan or the LLC Agreement, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(iv) to accelerate at any time the vesting of all or any portion of any Award;

(v) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vi) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award (including Award Agreements);

(viii) to make all determinations it deems advisable for the administration of the Plan;

(ix) to decide all disputes arising in connection with the Plan; and

(x) to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and all Participants.

(b) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(c) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of formation or LLC Agreement, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(d) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, upon consultation with the CEO, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 6(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. ELIGIBILITY

Participants under the Plan will be such full-time employees, officers, part-time employees, directors, consultants or other key persons of the Company or any Subsidiary who are selected from time to time by the Administrator in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act of 1933.

SECTION 4. NATURE OF AWARDS UNDER THE PLAN

The Incentive Units reserved for issuance under the Plan shall be Incentive Units of the Company and Grants hereunder shall be subject to such terms, provisions, restrictions and conditions as are set forth in this Plan (including provisions with respect to the establishment of the Strike Price (as defined in the LLC Agreement) with respect to any Incentive Units so granted), in the LLC Agreement or as the Administrator may otherwise determine at the time of grant. The terms and conditions of each such grant of Incentive Units shall be determined by the Administrator and such terms and conditions may differ among individual Awards and grantees. With respect to any particular grantee of Incentive Units or particular Incentive Units, the vesting, repurchase, and other provisions set forth in this Plan shall be subject to, and may be superseded by, any provision to the contrary set forth in the applicable Award Agreement.

SECTION 5. APPLICABILITY OF LLC AGREEMENT

Each Participant, as a condition of such grant, shall be required to execute and deliver a joinder to the LLC Agreement as a holder of Units in such form as is reasonably satisfactory to the Administrator. Thereafter, the grantee will be a Member and the Incentive Units so granted shall be subject to all of the terms and provisions contained in the LLC Agreement.

SECTION 6. UNITS ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Units Issuable under the Plan. The maximum number of Units reserved and available for issuance under the Plan shall be 31,572,989 Class B-1 Units, 31,572,989 Class B-2 Units and 23,679,742 Class B-3 Units, subject to adjustment as provided in Section 6(b). For purposes of this limitation, the Units underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, or otherwise terminated shall be added back to the Units available for issuance under the Plan.

(b) Changes in Units. Subject to Section 6(b)(i), if, as a result of any reorganization, recapitalization, reclassification, unit dividend, unit split, reverse unit split or other similar change in the Company’s capital interests, the outstanding Incentive Units are increased or decreased or are exchanged for a different number or kind of units or other securities of the Company, or additional Incentive Units or new or different units or other securities of the Company or other non-cash assets are distributed with respect to such Incentive Units or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Incentive Units are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate and proportionate adjustment in (i) the maximum number of Incentive Units reserved for issuance under the Plan, (ii) the number and kind of Incentive Units or other securities subject to any then outstanding Awards under the Plan, and (iii) the Strike Price (if applicable), if any, per Incentive Unit subject to each outstanding Award. The Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporation Code and the rules and regulations promulgated thereunder. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Incentive Units shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional units.

(c) Sale of the Company.

(i) Except as provided in the LLC Agreement, or in any Award Agreement, in the case of and subject to the consummation of a Sale of the Company, all unvested Incentive Units (other than those becoming vested as a result of such Sale of the Company) issued hereunder shall be forfeited immediately prior to the effective time of any such Sale of the Company unless assumed or continued by the successor entity, or awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of units subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(ii) Except as provided in the LLC Agreement or in any Award Agreement, notwithstanding anything to the contrary in Section 6(c)(i), in the event of a Sale of the Company, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Participants of unvested Units, without the consent of the Participants, in exchange for the cancellation thereof, in an amount equal to the Fair Market Value times the number of Units subject to such Awards, to be paid at the time of such Sale of the Company or upon the later vesting of such Awards.

SECTION 7. VESTING OF UNITS

Incentive Units are subject to vesting as set forth in the LLC Agreement and may be subject to additional vesting, and the Company shall enter into, and file with the books and records of the Company, an Award Agreement with each holder of Incentive Units. The Administrator shall have the authority in its sole discretion to determine the terms of the Award Agreements, and to agree to modify such terms with respect to any particular grantee or grantees from time to time. Any modification of the terms of an Award Agreement shall be set forth in writing and filed with the records of the Company.

SECTION 8. RESTRICTIONS ON TRANSFER; RIGHT OF REPURCHASE

(a) General. No Incentive Units issued under the Plan may be sold, exchanged, transferred (by gift or otherwise), assigned, distributed, pledged, or otherwise disposed of or encumbered without the prior written consent of the Administrator. The foregoing restriction is in addition to any restrictions imposed in the LLC Agreement and/or the applicable Award Agreement.

(b) Investor Representations. The Incentive Units shall be issued subject to the understanding that the Participant is acquiring the Incentive Units for his or her own account for investment and not with a view to a sale or distribution thereof, and that the Participant has received, read and had an opportunity to ask questions about this Plan, the LLC Agreement, and such Participant’s Award Agreement. The Administrator may, in its sole discretion, require any Participant acquiring an Award pursuant to the Plan to represent to and agree with the Company in writing, in substance and form satisfactory to the Company, to such effect and to such other effect as it may deem necessary or appropriate in order to comply with (i) applicable laws or (ii) covenants or representations made by the Company in connection with any offering of its securities.

(c) Compliance with Legal Requirements. No Incentive Units shall be granted pursuant to the Plan until all applicable laws relating to such grant have been satisfied.

(d) Company’s Right of Repurchase. The Company shall have the repurchase rights set forth in the LLC Agreement and as may be additionally set forth in any Award Agreement.

SECTION 9. TAX TREATMENT OF INCENTIVE UNITS

(a) In connection with the issuance of any Incentive Units by the Company, pursuant to Section 3.2(e)(ii) of the LLC Agreement the Administrator may set a Strike Price with respect to such Incentive Units. The Strike Price with respect to each Incentive Unit will be determined by the Administrator and (unless otherwise determined by the Administrator) will be at least equal to the aggregate Fair Market Value of the Company’s assets (as determined by the Board in its sole discretion) reduced by any outstanding Company liabilities (limited, in the case of nonrecourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities). The determination of the Administrator of the Strike Price shall be final, conclusive and binding on the holders of Incentive Units. The Strike Price established with respect to any Incentive Units shall be set forth in the books and records of the Company.

(b) Subject to Section 5.2(b) of the LLC Agreement, Incentive Units that have an associated Strike Price shall not be included in distributions pursuant to Section 5.2(a) of the LLC Agreement until an aggregate amount equal to the Strike Price has been distributed under Section 5.2(a) of the LLC Agreement subsequent to the issuance of such Incentive Units, whereupon such Incentive Units will only participate in any incremental distributions. Both the Company and all Members shall treat such Incentive Units as outstanding for tax purposes, as set forth in the LLC Agreement.

(c) Each Incentive Unit issued with a Strike Price is intended to be a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and is issued with the intention that under current interpretations of the Code the recipient will not realize income upon the issuance of the Incentive Unit, and that neither the Company nor any Member is entitled to any deduction either immediately or through depreciation or amortization as a result of the issuance of such Incentive Unit.

(d) Any recipient of Incentive Units under this Plan who files or is required to pay taxes in the United States shall make a timely and valid election under Section 83(b) of the Code in accordance with Treasury Regulation 1.83-2 with respect to each grant of Incentive Units to such recipient (to the extent applicable). Notwithstanding the foregoing, the Company reserves the right to withhold any amounts that it determines in its sole discretion are required to be withheld in respect of the issuance and/or vesting of such Incentive Units under any federal, state, local or foreign tax laws.

SECTION 10. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the Delaware Limited Liability Company Act (“Act”) as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Plan shall supersede any contrary provisions of the Act or other applicable law.

SECTION 11. NO OTHER RIGHTS

The adoption of the Plan and the granting of any Award pursuant thereto does not confer upon any Participant any right to a continued employment, consulting or other service relationship with the Company or any of its Subsidiaries or any right to any further bonus or form or amount of compensation, in Units, other equity interests, cash or otherwise, with respect to any past or future service performance for the Company or any of its Subsidiaries.

SECTION 12. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. Nothing in this Section 12 shall limit the Board’s or Administrator’s authority to take any action permitted pursuant to Section 6(b).

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